Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-3036
	kim_watkins@intuit.com	kali_fry@intuit.com

Intuit Reports Strong Full Year Results and Sets Fiscal 2023 Guidance
Full year revenue grew 32 percent, 24 percent excluding Mailchimp

    MOUNTAIN VIEW, Calif. - Aug. 23, 2022 - Intuit Inc. (Nasdaq: INTU), the global technology platform behind TurboTax, QuickBooks, Mint, Credit Karma, and Mailchimp, announced financial results for the fourth quarter and full fiscal year 2022, which ended July 31, 2022.
    "We had a very strong fourth quarter, ending the year with momentum. We're more confident than ever in our long-term business strategy as we power prosperity around the world," said Sasan Goodarzi, Intuit's chief executive officer. "Our platform and offerings are mission-critical for consumers and small businesses, and we are proud that Intuit is the platform of choice for over 100 million customers around the world."
Financial Highlights
For the full year, including the addition of Mailchimp beginning November 1, Intuit:
•Grew total revenue to $12.7 billion, up 32 percent year-over-year, including 8 points from the addition of Mailchimp.
•Increased combined Platform revenue, which includes the Small Business and Self-Employed Group Online Ecosystem, TurboTax Online and Credit Karma, 45 percent to $9.6 billion. This includes 11 points from the addition of Mailchimp.
•Grew Small Business and Self-Employed Group revenue 38 percent and Online Ecosystem revenue 61 percent. Excluding Mailchimp revenue of $762 million, Small Business and Self-Employed Group revenue grew by 22 percent and Online Ecosystem revenue grew by 34 percent.
•Grew Consumer Group revenue 10 percent to $3.9 billion.

Intuit Reports Fourth Quarter and Full-year 2022 Earnings

•Increased Credit Karma revenue to $1.8 billion.
•Reported GAAP operating income of $2.6 billion, up 3 percent.
•Reported Non-GAAP operating income of $4.5 billion, up 29 percent.
•Reported GAAP earnings per share declined by 4 percent and non-GAAP earnings per share grew 22 percent.
For the fourth quarter, Intuit:
•Reported total revenue of $2.4 billion, down 6 percent, reflecting the earlier IRS tax filing deadline this year, partially offset by the addition of Mailchimp. Excluding Mailchimp, total revenue declined 16 percent.
•Increased Small Business and Self-Employed Group revenue 41 percent to $1.8 billion and Online Ecosystem revenue by 66 percent. Excluding Mailchimp revenue of $265 million, Small Business and Self-Employed Group revenue grew by 20 percent and Online Ecosystem revenue grew by 32 percent.
•Grew Credit Karma revenue 17 percent to $475 million.
•Reported Consumer Group revenue of $145 million, compared to $852 million in the prior year, reflecting the earlier tax filing deadline this year.

Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.

Snapshot of Fiscal Year 2022 Full-year Results

GAAP				Non-GAAP
	FY22	FY21	Change	FY22	FY21	Change
Revenue	$12,726	$9,633	32%	$12,726	$9,633	32%
Operating Income	$2,571	$2,500	3%	$4,504	$3,485	29%
Earnings Per Share	$7.28	$7.56	(4)%	$11.85	$9.74	22%
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).
Fiscal year 2022 full-year results include a $141 million one-time charge related to the company’s settlement with the attorneys general of the 50 states and the District of Columbia, entered into on May 4, 2022. This charge is reflected in the company’s GAAP and non-GAAP operating income, impacting growth by 6 and 4 points, respectively. The charge

Intuit Reports Fourth Quarter and Full-year 2022 Earnings

impacted full year GAAP and non-GAAP earnings per share by approximately $0.37 and $0.38, respectively. More detail can be found on Form 8-K, filed with SEC on May 4, 2022.

Snapshot of Fourth-quarter Fiscal Year 2022 Results

GAAP				Non-GAAP
	Q4 FY22	Q4 FY21	Change	Q4 FY22	Q4 FY21	Change
Revenue	$2,414	$2,561	(6)%	$2,414	$2,561	(6)%
Operating Income (Loss)	$(75)	$402	NM	$433	$715	(39)%
Earnings (Loss) Per Share	$(0.20)	$1.37	NM	$1.10	$1.97	(44)%
NM = Not meaningful
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).
Business Segment Results
Small Business and Self-Employed Group
•QuickBooks Online accounting revenue grew 34 percent for the quarter and 33 percent for the year. Growth in the quarter was driven primarily by higher effective prices, customer growth, and mix shift.
•Online services revenue grew 116 percent for the quarter and 107 percent for the year. Growth in the quarter was driven by the addition of Mailchimp, and growth in QuickBooks Online payroll and QuickBooks Online payments. Excluding Mailchimp, online services revenue grew 29 percent for the quarter and 34 percent for the year.
•Total international online revenue grew 193 percent for the quarter and 174 percent for the year on a constant currency basis. Excluding Mailchimp, total international online revenue grew 23 percent for the quarter and 30 percent for the year on a constant currency basis.
Consumer and ProConnect Groups

•TurboTax Online units grew 1 percent and total TurboTax units were flat year-over-year, excluding users of the TurboTax Free File offering in the prior year period.
•ProConnect professional tax revenue grew 6 percent for the year.

Intuit Reports Fourth Quarter and Full-year 2022 Earnings

TurboTax Federal Unit Data

Units in millions	Season through July 31, 2022	Season through July 31, 2021	Change Year-Over-Year
Desktop Units	4.7	4.8	(1)%
Online Units	37.9	37.7	1%
Total U.S. TurboTax Units	42.7	42.5	0%
Canada TurboTax Units	3.5	3.6	(2)%

Credit Karma
•Credit Karma revenue grew 17 percent in the quarter, driven by strength in credit cards and personal loans. This was partially offset by headwinds in auto insurance and home loans.
Capital Allocation Summary
The company:
•Reported a total cash and investments balance of approximately $3.3 billion and $6.9 billion in debt as of July 31.
•Repurchased $1.9 billion of stock during fiscal year 2022. The Board approved a new $2 billion repurchase authorization, giving the company a total authorization of $3.5 billion to repurchase shares.
•Received Board approval for a quarterly dividend of $0.78 per share, payable October 18, 2022. This represents a 15 percent increase versus last year.

Forward-looking Guidance
Intuit announced guidance for the full fiscal year 2023. The company expects:
•Revenue of $14.485 billion to $14.700 billion, growth of approximately 14 to 16 percent.
•GAAP operating income of $2.794 billion to $2.899 billion, growth of approximately 9 to 13 percent.
•Non-GAAP operating income of $5.258 billion to $5.363 billion, growth of approximately 17 to 19 percent.
•GAAP diluted earnings per share of $6.92 to $7.22, a decline of approximately 5 to 1 percent.

Intuit Reports Fourth Quarter and Full-year 2022 Earnings

•Non-GAAP diluted earnings per share of $13.59 to $13.89, growth of approximately 15 to 17 percent.
The company expects the following segment revenue results for fiscal year 2023:
•Small Business and Self-Employed Group: growth of 19 to 20 percent.
•Consumer Group: growth of 9 to 10 percent.
•ProConnect Group: growth of 3 percent.
•Credit Karma: growth of 10 to 15 percent.
Intuit also announced guidance for the first quarter of fiscal year 2023, which ends Oct. 31. The company expects:
•Revenue growth of approximately 23 to 25 percent, including Mailchimp.
•GAAP loss per share of $0.43 to $0.37.
•Non-GAAP diluted earnings per share of $1.14 to $1.20.

Conference Call Details
    Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on Aug. 23. The conference call can be heard live at http://investors.intuit.com/Events/default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.
Replay Information
A replay of the conference call will be available for one week by calling 800-839-5689, or 402-220-2570 from international locations. There is no passcode required. The audio webcast will remain available on Intuit’s website for one week after the conference call.
Investor Day 2022
Intuit will host its annual Investor Day on Sept. 29 at 8:00 a.m. Pacific time, at its headquarters in Mountain View, CA and can be heard live at http://investors.intuit.com/Events/default.aspx. The half-day event will include presentations from Sasan Goodarzi, chief executive officer, Michelle Clatterbuck, chief financial officer, and other leaders.
About Intuit

Intuit Reports Fourth Quarter and Full-year 2022 Earnings

Intuit is the global technology platform that helps consumers and small businesses overcome their most important financial challenges. Serving more than 100 million customers worldwide with TurboTax, QuickBooks, Mint, Credit Karma, and Mailchimp, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us for the latest information about Intuit, our products and services, and find us on social.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
    This press release contain forward-looking statements, including expectations regarding: forecasts and timing of growth and future financial results of Intuit and its reporting segments; the impact of macroeconomic conditions on our business, segments and products; Intuit’s prospects for the business in fiscal 2023 and beyond; Intuit’s growth outside the US; timing and growth of revenue from current or future products and services; demand for our products; customer growth and member engagement; Intuit's corporate tax rate; changes to our products and their impact on Intuit’s business; the amount and timing of any future dividends or share repurchases; availability of our offerings; and the impact of acquisitions and strategic decisions on our business; as well as all of the statements under the heading "Forward-looking Guidance."
    Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the the effects of global developments, conditions or events like inflationary pressures, the Russia-Ukraine war and the COVID-19 pandemic, which have caused significant global economic instability and uncertainty. These factors include, without limitation, the following: our ability to compete successfully; potential governmental encroachment in our tax businesses; our ability to adapt to technological change; our ability to predict consumer behavior; our reliance on third-party intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with acquisition and divestiture activity, including the integration of Credit Karma and Mailchimp; the issuance of equity or incurrence of debt to fund an acquisition; cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent; any deficiency in the quality or accuracy of our products (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; changes to public policy, laws or regulations affecting our businesses; litigation in which we are involved; the seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic conditions (including, without limitation, inflation); exposure to credit, counterparty and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings. More details about these and other risks that

Intuit Reports Fourth Quarter and Full-year 2022 Earnings

may impact our business are included in our Form 10-K for fiscal 2021 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Fiscal 2023 full-year and Q1 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. We do not undertake any duty to update any forward-looking statement or other information in this presentation.

TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31, 2022	July 31, 2021	July 31, 2022	July 31, 2021

Net revenue:
Product	$271	$303	$1,747	$1,698
Service and other	2,143	2,258	10,979	7,935
Total net revenue	2,414	2,561	12,726	9,633
Costs and expenses:
Cost of revenue:
Cost of product revenue	16	16	69	69
Cost of service and other revenue	543	434	2,197	1,564
Amortization of acquired technology	41	15	140	50
Selling and marketing	807	845	3,526	2,644
Research and development	627	521	2,347	1,678
General and administrative	334	274	1,460	982
Amortization of other acquired intangible assets	121	54	416	146
Total costs and expenses [A]	2,489	2,159	10,155	7,133
Operating income (loss)	(75)	402	2,571	2,500
Interest expense	(32)	(7)	(81)	(29)
Interest and other income, net	8	8	52	85
Income (loss) before income taxes	(99)	403	2,542	2,556
Income tax provision (benefit) [B]	(43)	23	476	494
Net income (loss)	$(56)	$380	$2,066	$2,062

Basic net income (loss) per share	$(0.20)	$1.39	$7.38	$7.65
Shares used in basic per share calculations	282	273	280	270

Diluted net income (loss) per share	$(0.20)	$1.37	$7.28	$7.56
Shares used in diluted per share calculations	282	277	284	273

Cash dividends declared per common share	$0.68	$0.59	$2.72	$2.36

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income (loss) for the periods shown.

	Three Months Ended		Twelve Months Ended
(in millions)	July 31, 2022	July 31, 2021	July 31, 2022	July 31, 2021
Cost of revenue	$41	$22	$146	$69
Selling and marketing	77	56	309	183
Research and development	142	94	521	281
General and administrative	86	72	332	220
Total share-based compensation expense	$346	$244	$1,308	$753
[B]We recognized excess tax benefits on share-based compensation of $134 million in our provision for income taxes for the twelve months ended July 31, 2022 and $126 million for the twelve months ended July 31, 2021.
Our effective tax rates for the twelve months ended July 31, 2022 and July 31, 2021 were approximately 19%. Excluding tax benefits related to share-based compensation, our effective tax rate was 24% for both periods. This differed from the federal statutory rate of 21% primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the benefit we received from the federal research and experimentation credit.
In the current global tax policy environment, the U.S. and other domestic and foreign governments continue to consider, and in some cases enact, changes in corporate tax laws. As changes occur, we account for finalized legislation in the period of enactment.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2022
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$195	$56	$2,395	$(75)	$2,571
Amortization of acquired technology	15	42	42	41	140
Amortization of other acquired intangible assets	53	121	121	121	416
Professional fees for business combinations	12	57	—	—	69
Share-based compensation expense	280	336	346	346	1,308
Non-GAAP operating income (loss)	$555	$612	$2,904	$433	$4,504

GAAP net income (loss)	$228	$100	$1,794	$(56)	$2,066
Amortization of acquired technology	15	42	42	41	140
Amortization of other acquired intangible assets	53	121	121	121	416
Professional fees for business combinations	12	57	—	—	69
Share-based compensation expense	280	336	346	346	1,308
Net (gain) loss on debt securities and other investments [A]	(42)	—	(7)	—	(49)
Income tax effects and adjustments [B]	(123)	(210)	(111)	(141)	(585)
Non-GAAP net income (loss)	$423	$446	$2,185	$311	$3,365

GAAP diluted net income (loss) per share	$0.82	$0.35	$6.28	$(0.20)	$7.28
Amortization of acquired technology	0.06	0.14	0.15	0.15	0.49
Amortization of other acquired intangible assets	0.19	0.42	0.42	0.43	1.46
Professional fees for business combinations	0.04	0.20	—	—	0.24
Share-based compensation expense	1.01	1.17	1.21	1.22	4.61
Net (gain) loss on debt securities and other investments [A]	(0.15)	—	(0.02)	—	(0.17)
Income tax effects and adjustments [B]	(0.44)	(0.73)	(0.39)	(0.50)	(2.06)
Non-GAAP diluted net income (loss) per share	$1.53	$1.55	$7.65	$1.10	$11.85

Shares used in GAAP diluted per share calculation	277	287	286	282	284

Shares used in non-GAAP diluted per share calculation	277	287	286	284	284
[A] During the three months ended October 31, 2021, we recognized $39 million of net gains on other long-term investments.
[B]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2021
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$209	$(25)	$1,914	$402	$2,500
Amortization of acquired technology	7	14	14	15	50
Amortization of other acquired intangible assets	2	36	54	54	146
Professional fees for business combinations	5	30	1	—	36
Share-based compensation expense	111	180	218	244	753
Non-GAAP operating income (loss)	$334	$235	$2,201	$715	$3,485

GAAP net income (loss)	$198	$20	$1,464	$380	$2,062
Amortization of acquired technology	7	14	14	15	50
Amortization of other acquired intangible assets	2	36	54	54	146
Professional fees for business combinations	5	30	1	—	36
Share-based compensation expense	111	180	218	244	753
Net (gain) loss on debt securities and other investments	(7)	(8)	—	—	(15)
Other income from divested businesses [A]	—	(30)	—	—	(30)
Income tax effects and adjustments [B]	(66)	(57)	(73)	(149)	(345)
Non-GAAP net income (loss)	$250	$185	$1,678	$544	$2,657

GAAP diluted net income (loss) per share	$0.75	$0.07	$5.30	$1.37	$7.56
Amortization of acquired technology	0.03	0.05	0.05	0.06	0.18
Amortization of other acquired intangible assets	—	0.14	0.19	0.20	0.53
Professional fees for business combinations	0.02	0.11	—	—	0.13
Share-based compensation expense	0.42	0.66	0.79	0.88	2.76
Net (gain) loss on debt securities and other investments	(0.03)	(0.03)	—	—	(0.05)
Other income from divested businesses [A]	—	(0.11)	—	—	(0.11)
Income tax effects and adjustments [B]	(0.25)	(0.21)	(0.26)	(0.54)	(1.26)
Non-GAAP diluted net income (loss) per share	$0.94	$0.68	$6.07	$1.97	$9.74

Shares used in GAAP diluted per share calculation	265	273	276	277	273

Shares used in non-GAAP diluted per share calculation	265	273	276	277	273
[A]    During the three months ended January 31, 2021, we recorded a $30 million gain from the sale of a note receivable that was previously written off.
[B}        As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 31, 2022	July 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$2,796	$2,562
Investments	485	1,308
Accounts receivable, net	446	391
Notes receivable	509	132
Income taxes receivable	93	123
Prepaid expenses and other current assets	287	184
Current assets before funds receivable and amounts held for customers	4,616	4,700
Funds receivable and amounts held for customers	431	457
Total current assets	5,047	5,157

Long-term investments	98	43
Property and equipment, net	888	780
Operating lease right-of-use assets	549	380
Goodwill	13,736	5,613
Acquired intangible assets, net	7,061	3,252
Long-term deferred income tax assets	11	8
Other assets	344	283
Total assets	$27,734	$15,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$499	$—
Accounts payable	737	623
Accrued compensation and related liabilities	576	530
Deferred revenue	808	684
Other current liabilities	579	361
Current liabilities before funds payable and amounts due to customers	3,199	2,198
Funds payable and amounts due to customers	431	457
Total current liabilities	3,630	2,655

Long-term debt	6,415	2,034
Long-term deferred income tax liabilities	619	525
Operating lease liabilities	542	380
Other long-term obligations	87	53
Total liabilities	11,293	5,647

Stockholders’ equity	16,441	9,869
Total liabilities and stockholders’ equity	$27,734	$15,516

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	July 31, 2022	July 31, 2021
Cash flows from operating activities:
Net income	$2,066	$2,062
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	187	166
Amortization of acquired intangible assets	559	197
Non-cash operating lease cost	83	62
Share-based compensation expense	1,308	753
Deferred income taxes	120	(42)
Other	2	(39)
Total adjustments	2,259	1,097
Originations of loans held for sale	—	(41)
Sale and principal payments of loans held for sale	—	143
Changes in operating assets and liabilities:
Accounts receivable	(31)	(104)
Income taxes receivable	29	(51)
Prepaid expenses and other assets	(121)	30
Accounts payable	(95)	206
Accrued compensation and related liabilities	(357)	(70)
Deferred revenue	71	22
Operating lease liabilities	(83)	(66)
Other liabilities	151	22
Total changes in operating assets and liabilities	(436)	(11)
Net cash provided by operating activities	3,889	3,250
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(830)	(1,489)
Sales of corporate and customer fund investments	1,524	229
Maturities of corporate and customer fund investments	234	550
Purchases of property and equipment	(229)	(125)
Acquisitions of businesses, net of cash acquired	(5,682)	(3,064)
Originations of term loans to small businesses	(933)	(232)
Principal repayments of term loans from small businesses	519	136
Other	(24)	30
Net cash used in investing activities	(5,421)	(3,965)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	4,700	—
Repayments on borrowings under unsecured revolving credit facility	—	(1,000)
Proceeds from borrowings under secured revolving credit facility	182	—
Repayment of debt	—	(338)
Proceeds from issuance of stock under employee stock plans	162	196
Payments for employee taxes withheld upon vesting of restricted stock units	(611)	(383)
Cash paid for purchases of treasury stock	(1,861)	(1,005)
Dividends and dividend rights paid	(774)	(646)
Net change in funds receivable and funds payable and amounts due to customers	(56)	2
Other	(10)	(2)
Net cash provided by (used in) financing activities	1,732	(3,176)
Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	(22)	13
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	178	(3,878)
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	2,819	6,697
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$2,997	$2,819
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the consolidated balance sheets to the total amounts reported on the consolidated statements of cash flows
Cash and cash equivalents	$2,796	$2,562
Restricted cash and restricted cash equivalents included in funds receivable and amounts held for customers	201	257
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$2,997	$2,819

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Supplemental disclosure of cash flow information:
Interest paid	$67	$30
Income taxes paid	$303	$578

Supplemental schedule of non-cash investing activities:
Issuance of common stock in a business combination	$6,316	$3,798

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending October 31, 2022
Revenue	$2,478	$2,513	$—		$2,478	$2,513
Operating income (loss)	$(125)	$(105)	$594	[a]	$469	$489
Diluted earnings (loss) per share	$(0.43)	$(0.37)	$1.57	[b]	$1.14	$1.20

Twelve Months Ending July 31, 2023
Revenue	$14,485	$14,700	$—		$14,485	$14,700
Operating income	$2,794	$2,899	$2,464	[c]	$5,258	$5,363
Diluted earnings per share	$6.92	$7.22	$6.67	[d]	$13.59	$13.89
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $432 million; amortization of acquired technology of approximately $41 million; and amortization of other acquired intangible assets of approximately $121 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $1.8 billion; amortization of acquired technology of approximately $162 million; and amortization of other acquired intangibles of approximately $483 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated August 23, 2022 contains non-GAAP financial measures. Table B1, Table B2, and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:
•Share-based compensation expense
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees and transaction costs for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:
•Gains and losses on debt and equity securities and other investments
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees and transaction costs for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt securities and other investments. We exclude from our non-GAAP financial measures credit losses on available-for-sale debt securities and gains and losses on other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 24% for fiscal 2021 and fiscal 2022. This long-term non-GAAP tax rate could be subject to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of business and long-lived assets.